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                                                                   EXHIBIT 10.16

                         MEXICAN STOCK PLEDGE AGREEMENT

      This MEXICAN STOCK PLEDGE AGREEMENT, dated as of July 29, 1999, between ACT MANUFACTURING, INC. ("ACT"), and CMC INDUSTRIES, INC. ("CMC", and together with ACT, the "Pledgors"), and THE CHASE MANHATTAN BANK ("Chase"), individually and as a collateral agent for the Lenders under the Credit Agreement defined below, having an address at One Chase Square, Rochester, New York 14643 (the "Collateral Agent" and together with the Lenders, the "Secured Parties");

                              W I T N E S S E T H:

      WHEREAS, The Pledgors and ACT Manufacturing Securities Corporation, are entering into an Amended and Restated Credit Agreement of even date herewith (as the same may be modified, amended, supplemented or restated from time to time, the "Credit Agreement"), with Chase, as administrative, documentation, collateral and syndication agent, and the Lenders from time to time parties thereto;

      WHEREAS, ACT and the Collateral Agent are currently parties to a Pledge Agreement dated as of October 14, 1998 with the Collateral Agent (the "Existing Pledge Agreement"), and the Pledgors and the Collateral Agent are entering into an AMENDED AND RESTATED PLEDGE AGREEMENT, in which, among other things, CMC appears as an additional "pledgor" under the Existing Pledge Agreement.

      WHEREAS, a pledge constituted on Mexican stock is subject to certain non-waivable rules of law, the Pledgors and the Collateral Agent desire to execute a separate agreement, in addition to the AMENDED AND RESTATED PLEDGE AGREEMENT, governing the pledges to be constituted on Mexican stock owned by CMC.

      WHEREAS, in connection with the execution and delivery of the Credit Agreement, the Collateral Agent has requested that the Pledgors, and the Pledgors have agreed to, enter into this Mexican Stock Pledge Agreement, pursuant to which the Pledgors are pledging and granting a security interest in the Pledged Collateral of Mexican Subsidiaries (as defined below) in favor of the Collateral Agent for the benefit of the Secured Parties.

      NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and of the Lenders to agree, subject to the terms and conditions set forth therein, to make the Loans and issue Letters of Credit to the Borrowers pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:


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                                    ARTICLE I

                                   DEFINITIONS

      Except as otherwise expressly defined herein, all capitalized terms shall have the meaning ascribed to them in the Credit Agreement.

      1.1. Industrias. "Industrias" shall mean CMC Industrias Hermosillo, S.A. de C.V., a subsidiary of CMC Industries, Inc.

      1.2. Inmuebles. "Inmuebles" shall mean CMC Inmuebles, S.A. de C.V., a subsidiary of CMC Industries, Inc.

      1.3. Mexican Subsidiaries. "Mexican Subsidiaries" shall mean Industrias, Inmuebles and Servicios. For purposes of the Credit Agreement, it shall be understood that the Mexican Subsidiaries form part of the Foreign Subsidiaries (as defined in the Credit Agreement).

      1.4. Servicios. "Servicios" shall mean Servicios y Administracion de Sonora, S.A. de C.V., a subsidiary of CMC Industries, Inc.

                                   ARTICLE II

                                SECURITY INTEREST

      The Pledgors hereby as depositors deposit with, and as pledgors pledge to, the Collateral Agent, for the benefit of the other Secured Parties, with all the responsibilities of a depositary: (a) the shares of capital stock as listed on
Schedule I hereto (the "Pledged Stock of the Mexican Subsidiaries") of the Mexican Subsidiaries listed on Schedule I hereto, (b) the instruments, agreements and other documents in favor of either Pledgor as listed on Schedule II hereto (the "Pledged Debt Documents of the Mexican Subsidiary"), and (c) any and all other additional investment property, securities, instruments and chattel paper which may from time to time be pledged by the Pledgors to the Collateral Agent for the benefit of the Secured Parties (hereinafter referred to collectively as the "Pledged Collateral of Mexican Subsidiaries").

                                   ARTICLE III

                               SECURED OBLIGATIONS

      The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of the Pledgors (herein called the "Secured Obligations"):

      (a) Principal of and premium, if any, and interest on, and fees, charges and other amounts due in respect of the Loans and any Letter of Credit;


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      (b) Any and all other obligations of the Pledgors to the Secured Parties under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time, including without limitation any Interest Rate Protection Agreements; and

      (c) Any and all other obligations and Indebtedness of the Pledgors to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, including without limitation any and all other fees, premiums, and penalties owing by the Pledgors to the Secured Parties or any of them.

                                   ARTICLE IV

                SPECIAL WARRANTIES AND COVENANTS OF THE PLEDGORS

The Pledgors hereby warrant and covenant to the Secured Parties that:

      (a) The Pledged Collateral of Mexican Subsidiaries is duly and validly pledged to the Collateral Agent, in favor of the Collateral Agent for the benefit of the Secured Parties, and each Pledgor warrants and will defend the Collateral Agent against all claims and demands of all Persons whomsoever.

      (b) The Pledgors have good title to the Pledged Collateral of Mexican Subsidiaries, free and clear of all Liens of every nature whatsoever except as expressly set forth or permitted under the Credit Agreement.

      (c) All of the Pledged Collateral of Mexican Subsidiaries has been duly and validly issued and is fully paid and nonassessable.

      (d) If any additional share of capital stock of any class of the Mexican Subsidiaries or if any promissory notes of the Mexican Subsidiaries or other securities of the Mexican Subsidiaries are acquired by any Pledgor after the date hereof, the same shall constitute Pledged Collateral of Mexican Subsidiaries and shall be deposited with and pledged to the Collateral Agent for itself and for the benefit of the other Secured Parties as provided in Article II hereof simultaneously with such acquisition; provided, however, that such Pledge shall be constituted in the current pledge proportion, that is: 324:500 (Number of Shares that are to be pledged of each of the Mexican Subsidiary versus Number of Outstanding Shares Capital Stock of each of the Mexican Subsidiaries). The Pledgors will promptly notify the Collateral Agent of the date and amount of any loans made from time to time by either Pledgor to the Mexican Subsidiaries as permitted by the Credit Agreement.

      (e) No Pledgor will sell, convey or otherwise dispose of any of the Pledge Stock of the Mexican Subsidiaries, nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Pledged Collateral of Mexican Subsidiaries, other than Liens on or in the Pledged Collateral of Mexican Subsidiaries created hereby or which are otherwise required or permitted under the Credit Agreement.


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      (f) Neither Pledgor will consent to or approve the issuance of any additional share of capital stock of any class of the Mexican Subsidiaries, except for the issuance of additional shares of capital stock to the Pledgors as permitted by and in accordance with the terms of the Credit Agreement, provided that any such additional shares of capital stock shall be deposited with and pledged to the Collateral Agent for itself and for the benefit of the Secured Parties simultaneously with such issuance as provided in Article II and Article IV (d) hereof.

      (g) The Pledged Debt Documents of the Mexican Subsidiaries evidence the amount of outstanding indebtedness for money borrowed of the respective issuers thereof indicated on Schedule II hereto.

      (h) If any additional instruments, agreements or other documents are acquired by either Pledgor evidencing any additional indebtedness owing to either Pledgor, the same shall constitute a part of the Pledged Debt Documents of the Mexican Subsidiaries and Pledged Collateral of the Mexican Subsidiaries and shall be deposited with and pledged to the Collateral Agent for itself and for the benefit of the other Secured Parties as provided in Article II and
Article IV (d) hereof simultaneously with such acquisition.

                                    ARTICLE V

                                  DISTRIBUTION

In case, upon dissolution, winding up, liquidation or reorganization of the Mexican Subsidiaries whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Mexican Subsidiaries or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any or the Pledged Collateral of Mexican Subsidiaries, such sum shall be pledged over to the Collateral Agent as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral of Mexican Subsidiaries, or any share of stock or piece thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral of Mexican Subsidiaries, or any distribution of capital (excluding ordinary cash dividends, that are to be delivered to Pledgors, pursuant to Article VIII) shall be made on any of the Pledged Collateral of Mexican Subsidiaries, or any property shall be distributed upon or with respect to the Pledged Collateral of Mexican Subsidiaries pursuant to recapitalization or reclassification of the capital of the Mexican Subsidiaries, the shares or other property so distributed shall be pledged and delivered to the Collateral Agent to be held as collateral security for the Secured Obligations.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

There shall exist a default under this Mexican Stock Pledge Agreement upon the happening of any of the following events or conditions (herein called "Events of Default"):


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      (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

      (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of the Pledgors contained herein; or

      (c) Any other Event of Default (as defined or described in the Credit Agreement) shall occur.

                                   ARTICLE VII

                          RIGHTS OF THE SECURED PARTIES

In case there shall exist an Event of Default, the Collateral Agent may request the court approval of the sale of the Pledged Collateral of Mexican Subsidiaries, with the proceeds of the sale, once it is authorized and consummated, payable to the Collateral Agent, to hold as collateral security, in accordance with the terms of article 341 of the Ley General de Titulos y Operaciones de Credito (General Law of Negotiable Instruments and Credit Operations, hereinafter referred as the "GLCO"), until the final judgment under the Events of Default is ruled.

                                  ARTICLE VIII

                     VOTING POWER AND OTHER CORPORATE RIGHTS

The Collateral Agent and Pledgors agree that all rights to which the holders of the Pledged Collateral of Mexican Subsidiaries are entitled, including without limitation, voting rights, dividends, and capital increases, shall be exercised by Pledgors through a proxy granted by the Collateral Agent to a person appointed and instructed by either Pledgor, in the form of Exhibit A hereto; provided, however, that if there shall exist an Event of Default, the Collateral Agent may revoke such proxy by written notice, and will directly exercise the voting power and all other corporate rights with respect to any or all of the Pledged Collateral of Mexican Subsidiaries, receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral of Mexican Subsidiaries, and exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral of Mexican Subsidiaries.

For information purposes, the Parties agree as follows, as provided in article 338 of the GLCO: "El acreedor prendario, ademas de estar obligado a la guarda y conservacion de los bienes o titulos dados en prenda, debe ejercitar todos los derechos inherenetes a ellos, siendo los gastos por cuenta del deudor, y debiendo aplicarse en su oportunidad al pago del credito todas las sumas que sean percibidas, salvo pacto en contrario. Es nulo todo convenio que limite la responsabilidad que para el acreedor establece este articulo." ("The creditor who holds a pledge,


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in addition to being obliged to keep and preserve the goods or instruments pledged, must exercise all the rights inherent in them, all expenses to be for account of the debtor, and must apply all payments received to paying off the loan, unless there be an agreement to the contrary. Any agreement which limits the liability of the creditor, as stipulated in this article, shall be null.")

                                   ARTICLE IX

                                OTHER AGREEMENTS

Notwithstanding any other provision of this Mexican Stock Pledge Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Collateral Agent. In the event that any provision of this Mexican Stock Pledge Agreement is in conflict with the terms of the Credit Agreement, the Credit Agreement shall control. It is agreed by Pledgors and the Collateral Agent, that this Mexican Stock Pledge Agreement only governs the pledges of the Pledged Collateral of Mexican Subsidiaries, and all other pledges made to guarantee the Secured Obligations of the Credit Agreement shall be governed by the Amended and Restated Pledge Agreement or Other Pledge Agreements. Unless the context shall otherwise clearly indicate, the terms "Secured Party" and "Secured Parties" as used herein shall be deemed to include the Collateral Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term "Collateral Agent" as used herein shall include The Chase Manhattan Bank or any other Person acting as Collateral Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Waivers. No delay or omission on the part of the Secured Parties in exercise any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

      10.2. Termination; Assignment, etc. This Mexican Stock Pledge Agreement and the security interest in the Pledged Collateral of Mexican Subsidiaries created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full; provided that the Lenders are no longer obligated to make Loans or issue Letters of Credit under the Credit Agreement. No waiver by the Collateral Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it, any Secured Party may assign or transfer its rights and interest under this Mexican Stock Pledge Agreement in whole or in part to the purchaser or purchaser of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of such Secured Party hereunder.

      10.3. Reinstatement. Notwithstanding the provisions of Section 10.2, this Mexican Stock Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at


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any time any amount received by any Secured Party in respect of the Secured
Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Mexican Subsidiaries, either Pledgor or any other Credit Party or upon the appointment of any intervener or conservator of, or trustee or similar official for, any of the Borrowers (as defined in the Credit Agreement), either Pledgor, or any other Credit Party or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

      10.4. Governmental Approvals, etc. Upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Mexican Stock Pledge Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgors will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Collateral Agent may be required to obtain for such governmental consent, approval, qualification or authorization.

      10.5. Restrictions on Transfer, etc. To the extent that any restriction imposed by the charter or by-laws of the Mexican Subsidiaries or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral of Mexican Subsidiaries hereunder or the exercise by the Collateral Agent of any right granted hereunder, each Pledgor hereby represents and warrants that it has caused the Borrowers and the Mexican Subsidiaries to take all necessary action to waive such restrictions, and each Pledgor hereby agrees that it will take any further action which the Collateral Agent may reasonably request in order that the Collateral Agent may obtain and enjoy the full rights and benefits granted to the Collateral Agent by this Mexican Stock Pledge Agreement free of any such restrictions.

      10.6. Notices. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Mexican Stock Pledge Agreement expressly so provide) and shall be deemed to have been duly given if delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, as follows:

      If to ACT or CMC, to:
      CMC Industrias Hermosillo, S.A. de C.V.
      Carretera International, Hermosillo-Nogales Km 8.5
      Sonora, Mexico

      with a copy to:
      ACT Manufacturing, Inc.
      2 Cabot Road
      Hudson, MA 01749
      Attention: Chief Financial Officer

      and


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      Testa, Hurwitz & Thibeault, LLP
      125 High Street
      Boston, MA 02110
      Attention: Mark D. Smith

      If to the Collateral Agent:
      One Chase Square,
      Rochester, New York 14643
      Attention: ACT Manufacturing Account Representative
      Facsimile No.:  (716) 258-7440

      10.7. Severabililty. In case any provision in this Mexican Stock Pledge Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      10.8. Counterparts. This Mexican Stock Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      10.9. Governing Law. This Mexican Stock Pledge Agreement, the proxy that shall be granted by the Collateral Agent in accordance with Article VIII, and the endorsement of the respective share certificates, shall be construed in accordance with and governed by the laws in force in the United Mexican States without regard to the conflict of laws provisions thereof, provided however, that the Credit Agreement, the Amended and Restated Pledge Agreement, and any other agreement relating thereto, shall be governed by the laws provided for in such agreements.

      10.10. Jurisdiction. The parties agree that the Courts having jurisdiction to construe, and order the execution or performance of this Mexican Stock Pledge Agreement, the proxy that shall be granted by the Collateral Agent in accordance with Article VIII, and the endorsement of the respective share certificates, shall be the Courts of Mexico, Distrito Federal; provided, however, that the Credit Agreement, the Amended and Restated Pledge Agreement, and any other agreement relating thereto, shall be subject to the Courts provided for in such agreements.


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      IN WITNESS WHEREOF, the parties have executed this Mexican Stock Pledge
Agreement as sealed instrument as of the date first above written.

                        PLEDGORS

                             ACT MANUFACTURING, INC.


                              By:   /s/ Jeffrey B. Lavin
                                 ------------------------------------------
                              Name:       Jeffrey B. Lavin
                              Title:      Chief Financial Officer

                              CMC INDUSTRIES, INC.


                              By:   /s/ Jeffrey B. Lavin
                                 ------------------------------------------
                              Name:       Jeffrey B. Lavin
                              Title:      Chief Financial Officer


                        COLLATERAL AGENT

                            THE CHASE MANHATTAN BANK
                              As Collateral Agent for the Secured Parties

                              By:   /s/ Peter N. Langburd
                                 ------------------------------------------
                              Name:       Peter N. Langburd
                              Title:      Vice President


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